Filed pursuant to Rule 433
                                                          File No. 333-130755-04


IMPORTANT NOTICE REGARDING THESE MATERIALS

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

               IRS CIRCULAR 230 NOTICE THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.


Loan by Loan IO Contribution for BACM 2006-5 (Based on Red Structure)
---------------------------------------------------------------------

                                                             Gross        % Contribution     % Contribution     % Contribution
              Loan Name                  Loan Balance    Loan Coupon %    to Aggregate IO    to Aggregate XC    to Aggregate XP
-------------------------------------   --------------   -------------    ---------------    ---------------    ---------------
The Shoreham                             94,180,000.00           5.77%              2.56%              1.07%              1.49%
Temecula Town Center                     67,500,000.00           5.65%              0.98%              0.28%              0.70%
Essex Green Shopping Center              57,525,000.00           5.90%              2.10%              0.87%              1.23%
Puerto Rico Self Storage Portfolio       55,500,000.00           6.00%              2.44%              1.01%              1.43%
Camp Group Portfolio                     45,800,000.00           6.39%              3.25%              1.33%              1.92%
Fifth Third Center - Naples, FL          40,800,000.00           5.28%             -0.40%             -0.15%             -0.24%
One Pacific Square                       31,000,000.00           6.15%              1.73%              0.72%              1.01%
Atlas Walk At Gateway                    31,000,000.00           5.20%             -0.46%             -0.17%             -0.29%
The Oaks at Park South                   30,523,000.00           6.17%              1.68%              0.70%              0.97%
Crowne Plaza - Cherry Hill               24,871,062.96           6.35%              1.57%              0.60%              0.97%
Westside Center South                    22,500,000.00           6.26%              1.43%              0.59%              0.84%
Seville Plaza                            21,650,000.00           6.03%              0.41%              0.05%              0.36%
The Heights at Cape Ann                  14,150,000.00           5.99%              0.62%              0.26%              0.36%
Mission Viejo Town Center                11,000,000.00           5.78%              0.29%              0.12%              0.18%
Publix at Northridge                     10,899,912.08           5.97%              0.43%              0.17%              0.26%
US Air Conditioning El Cajon              9,191,432.68           6.35%              0.62%              0.25%              0.36%
Missa Bay                                 6,300,000.00           6.17%              0.26%              0.05%              0.21%
140 Hidden Valley Parkway                 6,250,000.00           5.98%              0.26%              0.11%              0.15%
Radisson Hotel SLC Airport                6,226,271.81           6.31%              0.38%              0.15%              0.23%
Bel Air Tower                             5,975,000.00           5.67%              0.08%              0.03%              0.05%
Crocker House                             5,285,835.00           6.16%              0.28%              0.11%              0.17%
9295 Flamingo                             4,494,024.37           6.54%              0.25%              0.05%              0.20%
Gardenview North Apartments               4,400,000.00           6.12%              0.23%              0.09%              0.13%
Creme de la Creme                         4,260,148.41           6.25%              0.25%              0.10%              0.15%
Pear Tree Apartments                      4,087,000.00           5.31%             -0.03%             -0.01%             -0.02%
Hilltop Shopping Center                   4,050,000.00           6.17%              0.23%              0.10%              0.13%
Rite Aid - Mechanicsburg                  3,944,373.48           6.41%              0.28%              0.11%              0.17%
Park Clayton Apartments                   3,900,000.00           5.75%              0.09%              0.04%              0.06%
Statewide Elk Grove Mini Storage          3,896,295.96           6.25%              0.23%              0.10%              0.14%
T-Mobile/Daily Pilot                      1,224,670.86           4.96%             -0.03%             -0.01%             -0.02%
Carl's Jr Seal Beach                        677,683.40           4.96%             -0.02%             -0.01%             -0.01%
Carl's Jr Montclair                         615,723.79           4.96%             -0.02%             -0.01%             -0.01%
Bob's Big Boy Fresno                        566,349.70           4.96%             -0.02%             -0.01%             -0.01%
McDonald's Fresno                           514,071.33           4.96%             -0.01%              0.00%             -0.01%
Northgate Office Park                     3,420,000.00           6.49%              0.26%              0.11%              0.15%
Savannah Heights                          3,200,000.00           5.65%              0.04%              0.01%              0.03%
MOB 12 500 Medical Center                 3,112,482.43           5.74%              0.06%              0.01%              0.04%
Lockheed Martin - 1701 Great
  Southwest Parkway                       2,995,883.75           6.33%              0.19%              0.08%              0.11%
Ritzland Plaza                            2,797,367.24           6.30%              0.18%              0.07%              0.10%
Pamida Portfolio                         68,754,506.24           6.59%              5.61%              2.24%              3.37%
Ohio Industrial Portfolio                30,640,000.00           5.85%              0.50%              0.08%              0.42%
Sheraton St Louis City Center            27,000,000.00           6.63%              1.18%              0.19%              1.00%
Rolling Acres                            26,500,000.00           5.74%              0.60%              0.25%              0.36%
Rolfe's MHP                              25,750,000.00           6.45%              1.99%              0.84%              1.14%
Great Falls Marketplace                  20,500,000.00           5.96%              0.79%              0.32%              0.47%
The Falls at Hunters Pointe              19,700,000.00           6.03%              0.87%              0.36%              0.51%
Brittany Point Apartments                18,300,000.00           6.31%              1.21%              0.51%              0.70%
Ferncroft Corporate Center               18,000,000.00           6.33%              0.76%              0.14%              0.62%
Westgate Shopping Center                 17,800,000.00           6.27%              1.12%              0.46%              0.65%
Ahwatukee Palms Shopping Center          17,200,000.00           6.25%              1.03%              0.41%              0.62%
Water Tower Hill                         15,500,000.00           6.61%              0.44%              0.05%              0.39%
Lexington Courts Apartments              14,810,000.00           6.15%              0.77%              0.30%              0.46%
Bennington Ridge Apartments              13,250,000.00           6.11%              0.66%              0.27%              0.39%
Southfield Park Retail Center            11,550,000.00           6.27%              0.74%              0.31%              0.42%
Canyon River Center                      10,581,091.08           6.11%              0.51%              0.21%              0.30%
Westridge Office Center                  10,000,000.00           5.80%              0.26%              0.10%              0.16%
BJ's Wholesale Club                      10,000,000.00           6.11%              0.50%              0.21%              0.29%
Holiday Inn - Morgan City                 9,951,888.64           6.74%              0.88%              0.34%              0.54%
Riverside Landings                        9,282,371.45           5.84%              0.26%              0.10%              0.16%
Comfort Suites - Chantilly                9,276,282.24           6.38%              0.61%              0.25%              0.36%
Columbia Marketplace                      9,000,000.00           6.17%              0.50%              0.21%              0.29%
Deer Park Business Center                 8,880,000.00           6.24%              0.53%              0.22%              0.31%
Franklin Square                           8,700,000.00           6.28%              0.54%              0.22%              0.32%
Timbercrest Village                       8,700,000.00           6.44%              0.34%              0.05%              0.28%
Meridian Meadows Apartments               8,400,000.00           6.07%              0.40%              0.17%              0.23%
121 Inner Belt Road                       8,325,000.00           6.01%              0.34%              0.14%              0.20%
Addison Center                            7,984,835.66           5.84%              0.22%              0.09%              0.14%
Raymour Distribution Center               7,892,387.81           6.17%              0.41%              0.17%              0.25%
Aloha MHC                                 6,893,578.24           6.35%              0.46%              0.19%              0.27%
Scottsdale Design Center                  6,500,000.00           6.05%              0.30%              0.13%              0.18%
Fairfield Inn-Green Bay                   3,446,820.05           6.40%              0.24%              0.10%              0.14%
Fairfield Inn-Beloit                      3,047,188.74           6.40%              0.21%              0.09%              0.12%
Willo Arms                                6,089,609.32           6.31%              0.38%              0.16%              0.23%
North High Ridge Apartments               6,000,000.00           6.21%              0.36%              0.15%              0.21%
Raymour & Flanigan Montgomeryville        5,774,409.11           6.15%              0.29%              0.12%              0.17%
River Ridge Station                       5,200,000.00           6.28%              0.32%              0.13%              0.19%
Quail Ridge Estates                       5,150,000.00           6.18%              0.21%              0.04%              0.16%
1401 Green Road                           4,600,000.00           6.14%              0.23%              0.09%              0.14%
Pinecrest Village                         4,425,994.84           6.67%              0.39%              0.16%              0.23%
Saddle Mountain Plaza                     4,250,000.00           5.92%              0.15%              0.06%              0.09%
Okemos Station Apartments                 4,000,000.00           6.07%              0.19%              0.08%              0.11%
Holiday Inn Express - Blythe              3,990,138.05           6.57%              0.32%              0.13%              0.19%
7937 Pat Booker Road                      3,800,000.00           6.47%              0.30%              0.13%              0.17%
Comfort Suites Yakima                     3,750,000.00           6.40%              0.26%              0.11%              0.15%
Comfort Inn & Suites Market Center        3,600,000.00           6.41%              0.25%              0.10%              0.15%
300 Centreport Parkway                    3,513,833.47           6.19%              0.19%              0.08%              0.11%
Homestead Village                         3,392,549.21           6.80%              0.17%              0.03%              0.14%
888 Industrial Drive                      3,280,000.00           6.16%              0.18%              0.07%              0.10%
Adams Pointe                              3,196,992.87           6.30%              0.20%              0.08%              0.12%
North Branch Shopping Center              2,935,170.16           6.47%              0.22%              0.09%              0.13%
Westover & Belair MHC                     2,800,000.00           6.18%              0.15%              0.06%              0.09%
Shoppes at Windmill                       2,750,000.00           6.29%              0.18%              0.07%              0.10%
Savon Drugs - Grand Terrace               2,500,000.00           6.08%              0.12%              0.05%              0.07%
Sun Lake Estates                          2,307,931.94           6.55%              0.19%              0.08%              0.11%
Office Max - Lake Jackson                 2,000,000.00           6.08%              0.07%              0.01%              0.05%
CVS - Mullica Hill, NJ                    1,850,000.00           6.21%              0.11%              0.04%              0.06%
Walgreens at Northridge                   1,230,000.00           5.75%              0.03%              0.01%              0.02%
Montrose West                            16,300,000.00           5.78%              0.40%              0.16%              0.24%
Reyes - Coal Township                    14,400,000.00           5.93%              0.50%              0.20%              0.31%
Ez Storage - Gaithersburg                11,220,000.00           6.17%              0.62%              0.26%              0.36%
Chatham Portfolio                        11,188,998.79           6.07%              0.50%              0.20%              0.30%
Ez Storage - Rockville                   10,210,000.00           6.17%              0.56%              0.24%              0.33%
Peerless Crossing                         7,600,000.00           6.06%              0.33%              0.14%              0.20%
Bellevue Village Shopping Center          7,492,547.98           6.01%              0.30%              0.12%              0.18%
Clemson Centre                            4,600,000.00           6.35%              0.30%              0.12%              0.18%
Holiday Inn Express - Manchester          4,242,904.02           6.40%              0.29%              0.12%              0.17%
Holiday Inn Express - Savannah            4,144,158.19           6.52%              0.30%              0.12%              0.19%
Mulberry Walk                             3,993,275.08           6.37%              0.26%              0.11%              0.16%
Middle River Self Storage                 3,900,000.00           6.22%              0.22%              0.09%              0.13%
Sleep Inn & Suites - Dothan               3,594,514.78           6.79%              0.35%              0.14%              0.21%
DeSoto Building                           3,444,146.18           6.33%              0.22%              0.09%              0.13%
Beacon Commons                            3,094,883.64           6.45%              0.22%              0.09%              0.13%
Hampton Inn - Madison                     2,897,546.00           6.84%              0.29%              0.12%              0.17%
Comfort Inn - Winchester                  2,763,601.23           5.88%              0.08%              0.03%              0.05%
Liberty Tax Building                      2,597,441.25           6.06%              0.11%              0.05%              0.07%
Walgreens                                 2,566,160.60           6.25%              0.13%              0.05%              0.08%
Hampton Inn - Mebane                      2,491,059.67           6.63%              0.20%              0.08%              0.12%
42nd Street Mini - Storage                2,297,705.95           5.99%              0.09%              0.04%              0.05%
University Walk                           1,897,382.49           6.30%              0.08%              0.02%              0.07%
Sparkleberry                              1,754,156.59           6.45%              0.12%              0.05%              0.07%
312 Self Storage                          1,698,414.77           6.34%              0.11%              0.04%              0.06%
Glen Burnie Center                       30,000,000.00           6.53%              2.45%              1.01%              1.44%
Waters Ridge Business Park               16,200,000.00           6.22%              0.93%              0.38%              0.55%
Wilson Estates 1                         13,500,000.00           6.19%              0.72%              0.27%              0.45%
Wilson Estates 2                         11,300,000.00           6.19%              0.61%              0.23%              0.38%
Renner Business Park                     10,745,000.00           6.21%              0.61%              0.24%              0.36%
Georgetown Plaza                         10,000,000.00           6.27%              0.60%              0.25%              0.36%
Woodside Center                           8,150,000.00           6.24%              0.47%              0.18%              0.29%
Courtyard Marriott - Portland Airport     7,985,870.31           6.15%              0.41%              0.16%              0.24%
Northpointe Tower                         6,922,500.00           6.02%              0.28%              0.11%              0.18%
Hampton Inn Billings                      6,619,201.49           6.51%              0.51%              0.20%              0.30%
Sunshine Heights Shopping Center          6,400,000.00           6.47%              0.48%              0.19%              0.29%
Plano Technology Center                   6,000,000.00           6.51%              0.47%              0.19%              0.28%
Central Park Villas Apartments            5,730,000.00           5.67%              0.09%              0.03%              0.06%
Hampton Inn Great Falls                   5,317,551.90           6.55%              0.42%              0.17%              0.25%
Aquidneck Self Storage                    5,000,000.00           6.73%              0.45%              0.18%              0.27%
R&R Plaza                                 4,825,000.00           6.27%              0.29%              0.12%              0.18%
Riverwood Medical Office                  4,490,507.35           6.22%              0.23%              0.09%              0.14%
Best Western-Atlantic Beach               4,483,422.34           6.47%              0.30%              0.12%              0.18%
Derby Village                             4,246,046.10           6.35%              0.28%              0.11%              0.17%
Grizzly Self Storage Mesquite             3,975,000.00           6.26%              0.24%              0.10%              0.14%
Edison Square                             3,459,519.17           6.63%              0.29%              0.12%              0.17%
Northlite Commons                         3,410,000.00           6.00%              0.13%              0.05%              0.08%
Grizzly Self Storage Desoto               3,375,000.00           6.26%              0.20%              0.08%              0.12%
Holiday Inn Express-Portland              3,292,443.29           6.63%              0.28%              0.11%              0.17%
Storage Unlimited Burlington              2,650,000.00           6.33%              0.17%              0.07%              0.10%
Auburn Court                              2,555,702.98           6.38%              0.17%              0.07%              0.10%
Rock Creek Apartments                     2,120,000.00           6.19%              0.11%              0.04%              0.06%
Forum Square Office                       2,068,907.88           6.24%              0.12%              0.05%              0.07%
Cantonment Self Storage                   2,000,000.00           6.47%              0.15%              0.06%              0.09%
River Forest Office                       1,853,306.70           6.45%              0.13%              0.05%              0.08%
Shoreline Office Building                 1,574,000.00           6.56%              0.13%              0.05%              0.08%
Sooner Road Retail                        1,456,667.59           6.64%              0.12%              0.05%              0.07%
Southern Walgreens Portfolio -
  Pool 1                                 51,140,000.00           6.21%              3.05%              1.29%              1.76%
Southern Walgreens Portfolio -
  Pool 3                                 50,549,000.00           6.21%              3.02%              1.28%              1.74%
Southern Walgreens Portfolio -
  Pool 2                                 50,311,000.00           6.21%              3.00%              1.27%              1.73%
Trinity Hotel Portfolio                 130,000,000.00           6.30%              4.09%              0.62%              3.47%
Citizens Bank Portfolio Defeasance
  Portion                                56,520,000.00           6.24%              1.66%              0.25%              1.41%
Citizens Bank Portfolio YM Portion        6,280,000.00           6.24%              0.18%              0.03%              0.16%
Imperial Beach Gardens                   20,000,000.00           6.16%              1.12%              0.47%              0.65%
Bristol Mall                             18,300,000.00           5.97%              0.75%              0.32%              0.43%
Pocono Crossings                         16,700,000.00           6.13%              0.89%              0.37%              0.52%
Candlewood Apartments                    14,550,000.00           6.20%              0.83%              0.34%              0.49%
Key Auto                                 11,860,380.99           5.88%              0.33%              0.12%              0.20%
Cummins Nashville                        11,850,000.00           6.01%              0.48%              0.20%              0.28%
Parking Palace                           11,750,000.00           6.24%              0.70%              0.29%              0.41%
Columbiana Grand 14                       8,340,000.00           6.10%              0.39%              0.16%              0.23%
Darcey Apartments                         8,000,000.00           6.23%              0.49%              0.21%              0.28%
Mayfaire Cinema 16                        7,870,000.00           6.10%              0.37%              0.15%              0.22%
Seekonk Towne Center                      7,820,074.20           5.82%              0.20%              0.07%              0.13%
Mariner's Point                           7,700,000.00           6.09%              0.39%              0.16%              0.23%
Super Stop & Shop - North Canaan          7,400,000.00           6.13%              0.38%              0.16%              0.22%
Short Hills Towne Center                  7,250,000.00           5.94%              0.29%              0.12%              0.16%
Auburn 10                                 6,600,000.00           6.10%              0.31%              0.13%              0.18%
765 Skyway Court                          5,700,000.00           6.19%              0.33%              0.14%              0.19%
Good Harbor Fillet                        5,500,000.00           6.29%              0.35%              0.15%              0.20%
Modesto 10                                4,940,000.00           6.10%              0.23%              0.10%              0.14%
67 Gansevoort Street                      4,430,000.00           5.90%              0.14%              0.06%              0.08%
Eckerd Drug Apex, NC                      3,825,000.00           5.99%              0.16%              0.07%              0.09%
Uno Chicago Grill                         2,260,000.00           6.23%              0.13%              0.06%              0.08%
Ruby Tuesdays/ Chick-Fil-A                2,150,000.00           6.08%              0.10%              0.04%              0.06%
Bank of America Chicago                   2,010,000.00           6.02%              0.09%              0.04%              0.05%
Arby's                                    1,285,000.00           6.25%              0.08%              0.03%              0.05%
Eastridge Mall                          133,500,000.00           5.86%              2.11%              0.32%              1.79%